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                                                                    EXHIBIT 23.1


8 February 2002



Gosun Communications Limited, Inc.                   Our ref: 41938/Rh1901/0802
No. 80, Zhongshan 2 Rd
Guangzhou  510080
P.R.China

Dear Sirs,

CONSENT OF INDEPENDENT

CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 20, 2001, relating to the consolidated financial statements of Gosun Communications Limited, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

Yours faithfully,
BDO INTERNATIONAL





JY/PC/rt (Corre/Consent ltr-SB2)